Exhibit 10.5

EXECUTION VERSION

COMPLETION AGREEMENT

among

APEX SILVER MINES LIMITED,

as Sponsor

BARCLAYS CAPITAL,
as Technical Agent

BNP PARIBAS,

as Administrative Agent

and

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

Dated as of December 1, 2005

i

APPENDICES

A	DEFINITIONS

B	COMPLETION TEST

B-1	FORM OF PHYSICAL FACILITIES CERTIFICATE

B-2	FORM OF PRODUCTION CERTIFICATE

B-3	FORM OF ENVIRONMENTAL CERTIFICATE

B-4	FORM OF MARKETING CERTIFICATE

B-5	FORM OF LEGAL AND OTHER CONDITIONS CERTIFICATE

B-6	FORM OF FINANCIAL CERTIFICATE

C	SPONSOR BUDGET

ii

COMPLETION AGREEMENT

This Agreement, dated as of December 1, 2005, is made among:

APEX SILVER MINES LIMITED, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Sponsor”),

BARCLAYS CAPITAL, a public limited company organized under the laws of England and Wales, as Technical Agent for and on behalf of the Senior Lenders from time to time party to the Common Security Agreement (the “Technical Agent”),

BNP PARIBAS, a banking institution organized under the laws of France, as Administrative Agent for and on behalf of the Senior Lenders and the Hedge Banks from time to time party to the Common Security Agreement (the “Administrative Agent”), and

JPMORGAN CHASE BANK, N.A., a national banking corporation, as Collateral Agent for and on behalf of the Senior Lenders and the Hedge Banks from time to time party to the Common Security Agreement (the “Collateral Agent”).

WHEREAS:

A.            The Borrower, an indirect wholly-owned subsidiary of the Sponsor, proposes to incur the Secured Debt Obligations and has entered into the Common Security Agreement, the Senior Loan Agreements, the Hedge Guaranty and the Security Documents;

B.            Apex Metals, an indirect wholly-owned subsidiary of the Sponsor, proposes to incur the Apex Metals Obligations and has entered into the Mandatory Metals Hedge Agreements and certain other Financing Documents;

C.            The Sponsor has authorized the execution and delivery of this Agreement to undertake specified obligations to induce the Senior Lenders and the Hedge Banks to extend credit to the Borrower and Apex Metals as the Sponsor will receive significant benefits from such extensions of credit; and

D.            All things have been done which are necessary to constitute this Agreement a valid contract.

NOW, THEREFORE, in consideration of the premises and of the execution of the Common Security Agreement and Senior Loan Agreements by the Senior Lenders and of the making of Senior Loans thereunder and the extensions of credit made by the Hedge Banks as contemplated by the Mandatory Metals Hedge Agreements, the Sponsor hereby agrees with the Technical Agent, the Administrative Agent and the Collateral Agent, for and on behalf of the Senior Lenders and the Hedge Banks, as follows:

ARTICLE I

DEFINITIONS

1.01         Definitions.  Except for terms defined in this Agreement and the Appendices to this Agreement, defined terms in this Agreement and the Appendices hereto, which may be identified by the capitalization of the first letter of each principal word thereof, have the meanings assigned to them in the Common Security Agreement (including Appendix A thereto).

1.02         Interpretation.  The rules of interpretation set forth in clauses (a) to (j) of Section 1.02 of the Common Security Agreement shall apply, with necessary changes, to this Agreement as if set forth in full in this Section.

ARTICLE II

COMPLETION

2.01         Completion.  “Completion” shall occur (subject to Section 7.01(c)) on the date upon which the Borrower has satisfied each of the requirements, tests and conditions described and set forth in Appendix B and in the text of the forms of certificates attached hereto as Appendix B-1 through Appendix B-6 (taken together, the “Completion Test”) and has delivered each of the following certificates to the Administrative Agent (in the case of (e) below) or the Technical Agent (for delivery to the Senior Lenders):

(a)           A Physical Facilities Certificate executed by a Senior Officer and verified by the Independent Engineer, substantially in the form set forth in Appendix B-1.

(b)           A Production Certificate executed by a Senior Officer and verified by the Independent Engineer, substantially in the form set forth in Appendix B-2.

(c)           An Environmental Certificate executed by a Senior Officer and verified by the Independent Engineer, substantially in the form set forth in Appendix B-3.

(d)           A Marketing Certificate executed by a Senior Officer and verified by the Independent Engineer, substantially in the form set forth in Appendix B-4.

(e)           A Legal and Other Conditions Certificate executed by a Senior Officer, substantially in the form set forth in Appendix B-5.

(f)            A Financial Certificate executed by a Senior Officer, substantially in the form set forth in Appendix B-6.

The Completion Certificates may be delivered together or separately in any order and at any time and from time to time; provided that (i) the certificates required by clauses (e) and (f) shall be dated as of a date not earlier than the latest of the dates of the certificates required by clauses (a), (b), (c) and (d), above.

2.02         Waiver of Completion Conditions.  Completion shall occur, even if the conditions set forth in Section 2.01 have not been satisfied, if the Technical Agent (on behalf of and at the direction of each Secured Party) delivers a notice to the Administrative Agent, the Collateral Agent, the Borrower and the Sponsor stating that Completion has occurred.

ARTICLE III

GUARANTEE

3.01         Guarantee.

(a)           The Sponsor, as a primary obligor and not merely as a surety, unconditionally and irrevocably guarantees to the Collateral Agent, the Administrative Agent, the Technical Agent, each Senior Lender and each Hedge Bank and their respective successors and assigns the full and punctual payment by (i) the Borrower of all Secured Debt Obligations and (ii) Apex Metals of all obligations of Apex Metals incurred under the Mandatory Metals Hedge Agreements (including all Mandatory Metals Hedge Transactions executed thereunder) including all obligations of payment and performance thereunder (such obligations being herein collectively called the “Apex Metals Obligations”) that, in any such case, are or become due and payable prior to Completion, when and as the same shall become due and payable, whether at maturity, upon acceleration, early termination or otherwise (subject to any exclusions or applicable grace periods), according to their terms (such obligations being herein collectively called the “Guaranteed Obligations”).  In case of the failure of any Guaranteed Obligor to so pay any Guaranteed Obligation, the Sponsor agrees to make such payment in full forthwith upon demand, in Dollars, in cash, at such times and in the same manner as required of such Guaranteed Obligor.

(b)           The Sponsor agrees that its Completion Guarantee shall be unconditional and irrevocable, irrespective of the invalidity or unenforceability of the Guaranteed Obligations, the absence of any action to enforce the same, any waiver or consent by any Senior Lender or any Hedge Bank with respect to any provision of this Agreement, the Common Security Agreement or any of the other Financing Documents, the recovery of any judgment against any Guaranteed Obligor or any action to enforce the same, the insolvency or bankruptcy of any Guaranteed Obligor or any other circumstance which might otherwise constitute a legal or equitable claim, right, discharge or defense of a guarantor or surety (other than complete payment in full in Dollars of the Guaranteed Obligations) or otherwise impair the right of the Collateral Agent, the Administrative Agent, the Technical Agent, any Senior Lender or any Hedge Bank to enforce the obligations of the Sponsor hereunder.  The Sponsor waives, to the extent permitted under applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of any Guaranteed Obligor, any right to require a proceeding first against any Guaranteed Obligor, any requirement that the Collateral Agent, the Administrative Agent, the Technical Agent, any Hedge Bank or any Senior Lender exhaust any right, power or remedy or proceed against any Guaranteed Obligor or against any other Person under any guarantee of, or security for any Guaranteed Obligation, protest, notice (including, without limitation, notice of acceptance of this Completion Guarantee and notice of any liability to which it may apply) and all demands whatsoever and agrees, that its

Completion Guarantee shall remain in full force and effect and will not be discharged except by complete payment in full, in cash and in Dollars of the Guaranteed Obligations.  In the event that any payment to the Senior Lenders or Hedge Banks in respect of any Guaranteed Obligation is rescinded or must otherwise be returned for any reason whatsoever, the Sponsor shall remain liable for such Guaranteed Obligation to the extent provided herein as if such payment had not been made (and if the Sponsor’s obligations under the Completion Guarantee have been terminated in accordance with this Agreement, such obligations shall be reinstated to the extent necessary for the Sponsor to comply with the foregoing provisions of this sentence).  The Sponsor agrees that it will pay or reimburse the Collateral Agent, the Administrative Agent, the Technical Agent, each Senior Lender and each Hedge Bank on demand for all reasonable and documented costs and expenses (including, without limitation, reasonable and documented fees and disbursements of counsel) incurred by the Collateral Agent, the Administrative Agent, the Technical Agent, such Senior Lender or such Hedge Bank, as the case may be, in connection with the rescission or restoration of the Completion Guarantee, including any such costs and expenses incurred in defending against any claim alleging that any payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

(c)           The Sponsor agrees that the Senior Lenders or the Hedge Banks may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Sponsor, extend the time of payment of, exchange or surrender or fail to perfect collateral for, or renew, any of the Guaranteed Obligations owed to it, and may also make any agreement with any Guaranteed Obligor for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between Senior Lenders or the Hedge Banks and any Guaranteed Obligor, without in any way impairing or affecting the Completion Guarantee.

3.02         Payments Free and Clear of Taxes, Etc.

(a)           Except as required by law, any and all payments made by the Sponsor under the Completion Guarantee to the Collateral Agent, the Administrative Agent, the Technical Agent, any Senior Lender or any Hedge Bank shall be made free and clear of and without deduction or withholding for any and all present or future withholding, income, stamp and other taxes, levies, imposts, deductions, duties or similar charges imposed by the government of the Cayman Islands or any political subdivision or taxing authority thereof or therein or by any other jurisdiction from or through which payments are made (other than any of the foregoing imposed on the net income of the Collateral Agent, the Administrative Agent, the Technical Agent, any of the Senior Lenders or any Hedge Bank, or any franchise or other tax imposed on the Collateral Agent, the Administrative Agent, the Technical Agent, any of the Senior Lenders or any Hedge Bank, by a jurisdiction by virtue of the Collateral Agent’s, the Administrative Agent’s, such Senior Lenders’ or such Hedge Banks’ connection with such jurisdiction other than a connection arising solely under this Agreement, the Common Security Agreement or any other Financing Document) (such taxes herein referred to as “Taxes”).  If the Sponsor shall be required by law to deduct any Taxes from or in respect of any payment under the Completion Agreement to the Collateral Agent, the Administrative Agent, the Technical Agent, any Senior Lender or any Hedge Bank, (i) such payment shall be increased so that, after all required deductions for Taxes have been made, such payment shall not be less than the amount that would have been paid by the Sponsor had no such deductions for Taxes been required and made, (ii) the Sponsor shall make such deductions and (iii) the Sponsor shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.  If the Collateral Agent, the Administrative Agent, the Technical Agent, any Senior Lender or any Hedge Bank pays any such Taxes, the Sponsor shall, upon demand by the Collateral Agent, the Administrative Agent, the Technical Agent, such Senior Lender or such Hedge Bank and submission of reasonable documentary evidence of such payment, reimburse the Collateral Agent, the Administrative Agent, the Technical Agent, such Senior Lender or such Hedge Bank for such payments.  The Collateral Agent, the Administrative Agent, the Technical Agent, each Senior Lender and each Hedge Bank shall use its reasonable efforts to avoid or mitigate the need for any additional payments by the Sponsor under this Section, provided that the Collateral Agent, the Administrative Agent, the Technical Agent, such Senior Lender or such Hedge Bank shall not be required hereunder to take any action which is commercially disadvantageous to it or which it determines violates or is otherwise impermissible under the regulatory requirements to which it is subject.  If so requested, the Sponsor shall furnish to the Collateral Agent and the Administrative Agent original or certified copies of tax receipts in respect of any Taxes withheld as required under this Section 3.02 as promptly as reasonably practicable.

(b)           Each Senior Lender, each Hedge Bank, the Administrative Agent and the Collateral Agent shall notify the Sponsor if it shall have actual knowledge of any event or circumstances occurring after the date of this Agreement which will give rise to a payment obligation to it under clause (a) of this Section 3.02 as promptly as practicable after it obtains actual knowledge thereof and of its applicability to payments due under this Agreement.  Such affected Secured Party will inform the Sponsor in writing of the basis and amount of each payment obligation under clause (a) of this Section 3.02.  The failure of such affected Secured Party to provide such notice will not affect the obligation of the Sponsor under its Completion Guarantee or under this Section 3.02 or give rise to a claim on, or liability of, such affected Secured Party.

(c)           The obligations of the Sponsor under clause (a) and (d) of this Section 3.02 shall survive the payment, prepayment or assignment of Guaranteed Obligations and the termination of this Agreement.

(d)           The Sponsor agrees to pay upon demand any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment or purchase made under the Completion Guarantee or from the execution, delivery or registration of, or otherwise with respect to, the Completion Guarantee or this Agreement (other than taxes that would be excluded from the definition of “Taxes” in clause (a) of this Section 3.02 pursuant to the parenthetical phrase in the first sentence of such clause (a)).

3.03         Subrogation.  The Sponsor hereby agrees that until (a) the payment and satisfaction in full of all the Guaranteed Obligations and (b) the expiration and termination of the Senior Loan Commitments of the Senior Lenders under the Senior Loan Agreements and the termination of all outstanding Mandatory Metals Hedge Transactions, it shall not exercise any right or remedy arising by reason of any performance by it of its guarantees in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SPONSOR

4.01         Representations and Warranties of the Sponsor.  The Sponsor represents and warrants to the Collateral Agent and the Administrative Agent for and on behalf of the Senior Lenders and the Hedge Banks that:

(a)           Organization.  The Sponsor (i) is incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate power and authority under the laws of the jurisdiction of its incorporation to own its property and to carry on its business as currently conducted; and (iii) is duly qualified to do business in and is in good standing in all other jurisdictions where necessary in light of the business it conducts and the Property it owns and intends to conduct and own and in light of the transactions contemplated by this Agreement and the other Financing Documents to which it is a party, except where the failure to so qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect;

(b)           Ownership of the Borrower.  At the date hereof, (i) the Sponsor owns 100% of the issued and outstanding share capital of Apex Luxembourg; (ii) Apex Luxembourg owns 100% of the issued and outstanding share capital of Apex Sweden, at least one quota of Apex Metals in the amount of 1,000 Swiss Francs and one share of the Borrower; (iii) Apex Sweden owns all of the issued and outstanding share capital of the Borrower except for two shares and at least 99.79% of the issued and outstanding quotas of Apex Metals; and (iv) Apex Metals owns one share of the Borrower.

(c)           Authority.  The Sponsor has all requisite corporate power and authority to enter into each Transaction Document to which it is a party and to incur and perform its obligations provided for herein and therein;

(d)           Binding Agreements.  Each Transaction Document to which the Sponsor is a party which has been executed and delivered by the Sponsor on or prior to the date hereof, has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(e)           Consents and Approvals.  All Authorizations and Government Approvals which are necessary for (i) the execution and delivery by the Sponsor of this Agreement and the other Financing Documents and (ii) the performance of its obligations hereunder and thereunder have been obtained and are in full force and effect (except for those specified in the legal opinions delivered in satisfaction of the conditions precedent referred to in Section 11.02(h) of the Common Security Agreement which are to be obtained following the Closing Date but prior to the Initial Disbursement Date), and no other action by, and no notice to or filing with, any Governmental Authority or other Person is required for such execution, delivery or performance and all fees and taxes required for the legality or enforceability of such documents have been paid (except for (i) those specified in the legal opinions delivered in satisfaction of the conditions precedent referred to in Section 11.02(h) of the Common Security Agreement which are to be paid following the Closing Date but prior to the Initial Disbursement Date, (ii) those which are immaterial and of a ministerial nature and (iii) those payable in the Cayman Islands as specified in the legal opinion of Cayman counsel as being payable in connection with enforcement in the Cayman Islands);

(f)            No Conflicts.  The execution, delivery and performance by the Sponsor of each of the Financing Documents to which it is or is intended to be a party and the consummation of the transactions contemplated thereby do not and will not (i) violate any provision of its Organizational Documents, any Authorization, any Government Rule or any Government Approval applicable to the Project or the Sponsor, (ii) conflict with, result in a breach of or constitute a default under any Financing Document or any mortgage, indenture, loan, credit agreement or other agreement to which the Sponsor is a party or by which it or its property may be bound or affected in any material respect, or (iii) result in, or create any Lien (other than a Sponsor Permitted Lien) upon or with respect to any of the properties now owned or hereafter acquired by the Sponsor;

(g)           No Litigation.  There are no actions, suits or proceedings pending against or, to the knowledge of the Sponsor, threatened against, or affecting the Sponsor or any of its properties before or by any Governmental Authority or before any arbitrator other than those which have been disclosed in writing to the Senior Lenders on or prior to the date hereof or those which could not reasonably be expected to result in a Material Adverse Effect.  There is no existing default by the Sponsor under any applicable order, writ, injunction or decree or other decision of any Governmental Authority or any arbitrator;

(h)           Project Information.  As of the date hereof and the Initial Disbursement Date, the Project Information relevant to the Sponsor and other information provided by or on behalf of the Sponsor in writing to the Senior Lenders (as may have been superseded, modified or corrected by later information provided in writing by or on behalf of the Sponsor in accordance with the Financing Documents), considered as a whole, does not contain any material misrepresentation or misstatement (or omit any material fact or circumstance necessary in order to make the information contained therein not misleading); provided that, the Sponsor’s sole representation with respect to projections, estimates or other expressions of view as to future circumstances set out in the Project Information shall be that such projections, estimates or other expressions of view as to future circumstances (i) were prepared in good faith and with due care and (ii) were based on reasonable assumptions as to all factual and legal matters material to the estimates therein as of their respective date(s) of delivery;

(i)            No Immunity.  The Sponsor is subject to civil and commercial law with respect to its obligations under each of the Financing Documents to which it is a party.  The execution, delivery and performance by the Sponsor of each of the Financing Documents to which it is a party constitute private and commercial acts rather than public or governmental acts.  Neither the Sponsor, nor any of its assets, is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the obligations of the Sponsor under any of the Financing Documents to which it is a party;

(j)            Taxes.  The Sponsor has filed or caused to be filed all tax returns required to be filed by it, and has paid all taxes shown to be due and payable on such returns, or on any assessments made against it or any of its properties, and all other taxes, assessments, fees, liabilities or other charges imposed on it or on its properties by any Governmental Authority, in each case after giving effect to any applicable extensions, except for any such taxes, assessments, fees, liabilities and other charges (i) the payment of which is being contested in good faith and by appropriate proceedings and for which adequate reserves are being maintained in accordance with U.S. GAAP and Applicable Accounting Principles or (ii) the failure of which to file or pay could not reasonably be expected to have a Material Adverse Effect.  As of the date hereof, there are no material disputes pending or, to its knowledge, threatened, between the Sponsor and any Governmental Authority relating to taxes;

(k)           Ranking.  The obligations of the Sponsor under this Agreement will at all times rank pari passu in right of payment with or senior in right of payment to all other unsecured obligations of the Sponsor, other than those which have priority under the law of the Cayman Islands;

(l)            Financial Condition.  The financial statements of the Sponsor delivered in accordance with Section 4.02 of the Sponsor Pledge Agreement are true, complete and correct and fairly present in all material respects the financial condition and results of operations of the Sponsor as at the end of, and for, such fiscal year or each fiscal quarter, as the case may be, in accordance with U.S. GAAP consistently applied (subject, in the case of quarterly financial statements, to normal year-end adjustments and the absence of notes).  The Sponsor does not have as of the date of such financial statements any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments required to be included or noted in financial statements prepared in accordance with U.S. GAAP, except (i) as referred to or reflected or provided for in such financial statements or, in the case of the financial statements delivered pursuant to Section 11.01(h) of the Common Security Agreement, as arising solely from the execution and delivery of the Financing Documents or (ii) as notified in writing to the Administrative Agent concurrently with the delivery of such financial statements.  There has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Sponsor from that set forth in such financial statements (as supplemented by any information delivered therewith pursuant to the preceding sentence, if any) as of the date thereof; and

(m)          Dedicated Cash.  As of the date hereof, the Sponsor (i) has available to it Dedicated Cash in an amount of not less than $51,069,000 and (ii) has deposited $10,893,780 of such amount in an identified securities account maintained with The Bank of New York as collateral agent and securities intermediary with respect to the Convertible Notes bearing interest at 4.0% (the “Escrow Account”) for the purpose of paying interest on such Convertible Notes when the same becomes due and payable.  As of the Initial Disbursement Date, the Sponsor will have deposited $9,855,180 in an identified securities account maintained with an institution and on terms reasonably acceptable to the Sponsor and the Administrative Agent (the “Additional Escrow Account”) for the purpose of paying interest on any of the Convertible Notes when the same becomes due and payable.

(n)           Share Funding.  The Sponsor has authorized but not yet issued a sufficient number of common shares of the Sponsor to permit the Sponsor to fund the Share Funding Amount in accordance with Section 5.05 hereof.

ARTICLE V

COVENANTS OF THE SPONSOR

Until termination of this Agreement, the Sponsor shall perform the following covenants:

5.01         Completion Undertaking.  The Sponsor undertakes to use commercially reasonable efforts to cause the Borrower (a) to construct, complete and render operational the physical facilities of the Project as contemplated by the Project Description by the Limit Completion Date and (b) to achieve Completion by the Limit Completion Date.

5.02         Pari Passu Obligations.  The Sponsor shall ensure that its obligations under each of this Agreement, the Transfer Restrictions Agreement, the Sponsor Pledge Agreement, the Project Document Guarantee and the Concentrate Sales Guarantee rank at all times pari passu with or senior to all of its other unsecured and unsubordinated indebtedness, except obligations under such indebtedness that are preferred solely by bankruptcy, insolvency or other laws of general application affecting creditors’ rights generally.

5.03         Contingent Support Deficiencies.  In the event that at any time a Contingent Support Deficiency exists as identified in a Cost to Complete Certificate, the Sponsor shall propose to the Administrative Agent an Acceptable Funding Plan for funding such Contingent Support Deficiency within ten (10) days of the date of such Cost to Complete Certificate.  The Administrative Agent shall notify the Sponsor of its receipt of the Acceptable Funding Plan.  In the event that the Administrative Agent (acting at the direction of the Majority Secured Parties)

accepts such Acceptable Funding Plan, the Sponsor shall diligently pursue such plan and shall have ninety (90) days from the date on which the Administrative Agent has notified the Sponsor of the acceptance of such Acceptable Funding Plan to deposit, in immediately available funds, the total aggregate amount of the Contingent Support Deficiency to be funded in connection with such Acceptable Funding Plan.  In the event that the Administrative Agent (acting at the direction of the Majority Secured Parties) rejects such Acceptable Funding Plan or in the event that the Sponsor has failed to propose an Acceptable Funding Plan within ten (10) days of the date of the Cost to Complete Certificate identifying the Contingent Support Deficiency, the Sponsor shall immediately and without demand, notice or presentment of any kind or nature whatsoever, deposit in the Contingent Support Account, in immediately available funds, an amount equal to the Contingent Support Deficiency on the date of the rejection of its plan or, where it has not presented a plan, the date on which such plan was due to be presented.  The Sponsor shall submit additional Acceptable Funding Plans in the event that additional funds are required to cause the Contingent Support Requirement to be satisfied without regard as to whether the Sponsor may be currently implementing an Acceptable Funding Plan with respect to a previously identified Contingent Support Deficiency.

5.04         Available Cash.  The Sponsor shall (a) expend its Available Cash in material compliance with the Sponsor Budget and (b) following the Initial Disbursement Date, upon the release of funds by the issuer of letters of credit issued to support obligations of the Borrower under the Material Project Documents, cause an additional $10,374,480 in cash to be deposited in the Additional Escrow Account by no later than September 30, 2006.

5.05         Share Funding.  The Sponsor shall issue to the EPCM Contractor on behalf of the Borrower a number of shares in the Sponsor having a value as determined under the EPCM Contract of up to $4,000,000 on the date such amount is due to the EPCM Contractor under the EPCM Contract.  The Sponsor shall, on behalf of ASC Bolivia, issue into escrow in accordance with the Transmission Line Loan Agreement and the Transmission Line Security Documents a number of shares having a value as determined under the Transmission Line Loan Agreement and the Transmission Line Security Documents sufficient to cause the aggregate amount of funds to be made available under the Transmission Line Loan Agreement to equal $22,280,148.

ARTICLE VI

COMPLETION DEFAULTS

6.01         Completion Defaults.  The occurrence and continuance of any of the following events shall be a “Completion Default”:

(a)           Payment Default.  the Sponsor defaults in respect of any payment obligation, when and as such payment is due and payable under this Agreement, and such default continues unwaived or unremedied for the period specified for the relevant underlying obligation of the Borrower set forth in Section 10.01(a) of the Common Security Agreement after written notice thereof is given to the Sponsor by the Collateral Agent or the Administrative Agent;

(b)           Breach of Representation or Warranty Under this Agreement.  a representation, warranty or statement confirmed or made by the Sponsor contained in any written certificate, notice or other document provided to any Secured Party under or pursuant to any Financing Document to which it is a party shall have been incorrect in any material respect when made or deemed to be made or repeated (except if stated to have been made solely as of an earlier date); or

(c)           Breach of Covenant.  the Sponsor fails to comply with any of its obligations under:

(i)  Section 5.05 (Share Funding); or

(ii) any other provision of this Agreement not previously referenced in this Article VI and such failure continues unremedied for 30 days after written notice thereof is given to it by the Administrative Agent at the direction of the Majority Secured Parties specifying such default and requiring that it be remedied.

ARTICLE VII

MISCELLANEOUS

7.01         Termination of Agreement.

(a)           Subject to the reinstatement provisions of Sections 3.01(b), 7.01(b) and 7.01(c), this Agreement (and the associated representations and warranties and Completion Obligations) shall terminate upon the earlier of (i) Completion or (ii) payment of all outstanding Guaranteed Obligations and the termination or cancellation of all Senior Loan Commitments and termination of all outstanding Mandatory Metals Hedge Transactions.

(b)           Upon the termination of this Agreement, the obligations of the Sponsor hereunder, other than such obligations as are provided under clauses (a), (c) and (d) of Section 3.02 and Sections 7.13 and 7.16, shall terminate and the Sponsor shall not have any further liability to the Senior Lenders and the Hedge Banks hereunder.

(c)           Notwithstanding termination under clause (i) of Section 7.01(a), this Agreement shall be automatically reinstated and shall continue in full force and effect if (i) within 180 days following Completion, the Majority Secured Parties notify the Sponsor that they intend to commence legal action to establish that any certificate delivered under Section 2.01 was false in any material respect as of its date, (ii) within 180 days following the Sponsor’s receipt of such notice, such legal action is commenced and (iii) a court of competent jurisdiction renders a judgment that such certificate was false in any material respect as of its date.

(d)           Notwithstanding termination under clause (i) of Section 7.01(a), the Sponsor shall not be relieved of any obligations hereunder that arose prior to the occurrence of Completion but which remain unpaid as of Completion.

7.02         Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York.

7.03         Waiver of Jury Trial.  Each party hereto hereby waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

7.04         Severability.  If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.05         Confidentiality.  Each of the Collateral Agent, the Administrative Agent, the Technical Agent, the Hedge Banks and the Senior Lenders agrees to maintain the confidentiality of the information disclosed to it concerning the Sponsor, except that the information may be disclosed (a) to its Related Parties including accountants, legal counsel and other advisers, (b) to a guarantor of any Guaranteed Obligor’s obligations under the Financing Documents, (c) to any insurer or guarantor of Senior Loan Obligations held by a Senior Lender, (d) to the extent requested by any regulatory or Governmental Authority, (e) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (f) in the case of any Senior Lender that is a governmental agency or entity, to other parts of its government in accordance with its usual policies, (g) to any other party to this Agreement, (h) in connection with the exercise of any duties or remedies hereunder or any suit, action or proceeding relating to this Agreement or under the Loan PRI Policy (or in satisfaction of the insureds’ obligations thereunder) or the enforcement of rights hereunder, (i) subject to an agreement containing provisions substantially the same as those of this Section 7.05 (which shall name the Sponsor as third party beneficiary thereof), to any permitted assignee of or Participant in, or any prospective permitted assignee or Participant in, any Secured Debt Obligations, (j) with the consent of the Sponsor or (k) to the extent such information (i) becomes publicly available other than as a result of a breach of the obligations contained in this Section 7.05 or (ii) becomes available to the Administrative Agent, the Collateral Agent, any Senior Lender or any Hedge Bank on a nonconfidential basis from a source other than the Sponsor (it being understood in the case of sections (a), (b) and (c) hereof that any such Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential).

7.06         Notices.

(a)           Any notice, request, demand, consent, designation, direction, instruction, certificate, report or other communication to be given hereunder shall be given in the English language and will be duly given when delivered in writing or sent by facsimile transmission (with written confirmation of receipt, which confirmation may be by facsimile transmission) or when delivered by any other reasonable means to a party at its address and facsimile transmission numbers as indicated below or to such other address as may be furnished for this purpose by such party at:

If to the Sponsor, at:

Apex Silver Mines Limited
Walker House, Mary Street
George Town, Grand Cayman, Caymans Islands
British West Indies
Tel:	(303) 839-5060
(888) 696-2739
Fax:	(303) 839-5907
Attn:	Senior Vice President

with a copy to:

Apex Silver Mines Corporation
1700 Lincoln Street, Suite 3050
Denver, CO 80203
Tel:	(303) 839-5060
(888) 696-2739
Fax:	(303)839-5907
Attn:	Chief Financial Officer

If to the Borrower, the Technical Agent, the Collateral Agent, or the Administrative Agent, at the respective address indicated therefor in Section 15.08 of the Common Security Agreement.

(b)           Any notice or certificate delivered by the Sponsor to the Technical Agent, the Collateral Agent or the Administrative Agent shall be deemed to have been given to each Senior Lender and each Hedge Bank for all purposes hereunder.

7.07         Benefits of Agreement.  Nothing in this Agreement or any other Financing Document, express or implied, shall give to any Person, other than the parties hereto and their successors and permitted assigns under this Agreement, the Senior Loan Agreements, the Common Security Agreement and the Mandatory Metals Hedge Agreements, any benefit or any legal or equitable right or remedy under this Agreement.

7.08         Remedies.  Except as and to the extent otherwise provided in this Agreement, no remedy herein conferred upon the Collateral Agent or Administrative Agent is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under the Common Security Agreement, the Senior Loan Agreements, the Transfer Restrictions Agreement or the Security Documents or now or hereafter existing at law or in equity or by statute or otherwise.

7.09         Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

7.10         Consent to Jurisdiction.

(a)           The Sponsor hereby irrevocably consents and agrees, for the benefit of each other party, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement may be brought in any Federal or State court located in the Borough of Manhattan, The City of New York (a “New York court”), and hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each such New York court or New York Federal court, as the case may be, with respect to any such action, suit or proceeding.  The Sponsor waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any such New York Federal court and such New York court and hereby further waives and agrees not to plead or claim in any such New York Federal court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum.

(b)           The Sponsor agrees that a final judgment against it in any action, suit or proceeding taken in a New York court or New York Federal court in accordance with clause (a) shall be conclusive and may be enforced in any jurisdiction by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof, or by any other means provided by applicable law.

(c)           To the extent that the Sponsor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, sovereign immunity or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity to the fullest extent permitted by law, in respect of its obligations under this Agreement.

(d)           The Sponsor hereby irrevocably appoints CT Corporation System, with offices at the date of this Agreement at 111 8th Avenue, New York, New York 10011, as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in any Federal or State court located in the Borough of Manhattan, The City of New York.  The Sponsor agrees that service of process in respect of it upon such agent, together with written notice of such service given as provided in Section 7.06, shall be deemed to be effective service of process upon it in any such action, suit or proceeding.  The Sponsor agrees that the failure of such agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon.  If for any reason such agent shall cease to be available to act as such, the Sponsor agrees to designate a new agent in the Borough of Manhattan, The City of New York, on the terms and for the purposes of this Section 7.10.  Nothing herein shall be deemed to limit the ability of any party hereto to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over any such party or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted or required by applicable law.

7.11         Amendments.  This Agreement may be amended only by an agreement in writing signed by each party hereto.

7.12         Effectiveness.  This Agreement shall come into full force and effect upon (a) its execution and delivery by each of the parties named on the signature pages hereof and (b) the effectiveness of the Common Security Agreement in accordance with Section 15.20 thereof.

7.13         Judgment Currency.  The obligations of the Sponsor to make payments hereunder shall not be discharged by an amount paid in any currency other than Dollars, whether pursuant to a court or arbitral judgment or otherwise, to the extent that the amount so paid upon conversion to Dollars and transferred to New York, New York under normal banking procedures does not yield the amount of Dollars due, and the Sponsor hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Collateral Agent, the Administrative Agent, the Technical Agent, each Hedge Bank and each Senior Lender against, and to pay to the Collateral Agent on demand, in Dollars, any difference between the sum originally due in Dollars and the amount of Dollars received upon any such conversion and transfer.

7.14         No Waivers.  No failure on the part of the Collateral Agent, the Administrative Agent, the Technical Agent, any Hedge Bank or any Senior Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other agreement or instrument referred to herein or therein shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any such agreement or instrument preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

7.15         Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.16         Expenses.  The Sponsor shall pay all documented out-of-pocket expenses of the Technical Agent, the Collateral Agent, the Administrative Agent, the Technical Agent, the Hedge Banks and the Senior Lenders (including reasonable fees and expenses of legal counsel) incurred in connection with the enforcement of any provision of this Agreement and the collection of any amount due hereunder.

7.17         Collateral Agent, Technical Agent and Administrative Agent Protections.  The rights, benefits, privileges and protections conferred upon the Collateral Agent, the Technical Agent and the Administrative Agent pursuant to Article XII and Article XIII of the Common Security Agreement are expressly incorporated herein by reference and shall extend to the Collateral Agent, the Technical Agent and the Administrative Agent hereunder as if such rights, benefits, privileges and protections were set forth in full herein.

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the date first above written.

APEX SILVER MINES LIMITED

By:	/s/ Jeffrey G. Clevenger
Name: Jeffrey G. Clevenger
Title: President & CEO

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

By:	/s/ Lucia Jaklitsch
Name: Lucia Jaklitsch
Title: Vice President

BNP PARIBAS,
as Administrative Agent

By:	/s/ Jeffrey Stufsky
Name: Jeffrey Stufsky
Title: Managing Director

By:	/s/ Matthew Lewis
Name: Matthew Lewis
Title: Vice President

BARCLAYS CAPITAL,
as Technical Agent

By:	/s/ John Hogarth
Name: John Hogarth
Title: Associate Director

Appendix A

to Completion Agreement

DEFINITIONS

In this Appendix, the Completion Agreement and the other Appendices hereto and in any other document that refers to this Appendix, the following terms shall have the meanings assigned below and include the plural as well as the singular (and unless otherwise specified, section references in this Appendix are to sections of the Completion Agreement):

“Acceptable Funding Plan” means a funding plan delivered by the Sponsor to the Administrative Agent in connection with the funding of any Contingent Support Deficiency that satisfies the following conditions:

(a)           such plan is predicated on a commitment letter, underwriting letter or other firm underwriting commitment by a commercial bank, investment bank or financial institution of reputable international standing;

(b)           provides for funding in an amount at least equal to the identified Completion Support Deficiency; and

(c)           does not provide for any recourse to any Affiliated Obligor or any assets of any Affiliated Obligor other than the Sponsor.

“Additional Escrow Account” has the meaning given to that term in Section 4.01(m).

“Agreement” means this Completion Agreement.

“Available Cash” means cash and Cash Equivalents (excluding any cash or Cash Equivalents posted in the Equity Account and the Contingent Support Account) available to the Sponsor for general corporate purposes and not pledged to any Person or escrowed for any purpose.

“Borrower” means Minera San Cristóbal S.A., a sociedad anónima organized under the laws of Bolivia.

“Cash Equivalent” means, at any time:

(a)           any evidence of Indebtedness for Borrowed Money, maturing not more than one year after such time, issued or guaranteed by the United States government or an agency thereof; or

(b)           investments in securities or bank instruments rated at least “A” by S&P or “A2” by Moody’s or “A-1” by S&P or “P-1” by Moody’s and with maturities of not more than one year; or

(c) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the investment Company Act of 1940, as amended and (ii) have portfolio assets of at least $1,000,000,000.

“Common Security Agreement” means the Common Security Agreement, dated as of the date hereof, among the Borrower, Apex Sweden, Apex Luxembourg, Apex Metals, the Administrative Agent, the Hedging Coordinators, the Lead Arrangers, the Technical Agent, the Collateral Agent, the Securities Intermediary, and the Senior Lenders and Hedge Banks from time to time party thereto.

“Completion” has the meaning set forth in Section 2.01.

“Completion Certificates” means each of the certificates referred to in Section 2.01.

“Completion Default” has the meaning set forth in Section 6.01.

“Completion Guarantee” means all guarantee, payment and indemnity obligations of the Sponsor under Section 3.01.

“Completion Obligations” means the Completion Guarantee and the Completion Undertaking.

“Completion Test” has the meaning set forth in Section 2.01.

“Completion Undertaking” means the undertakings of the Sponsor under Section 5.04.

“Convertible Notes” means the 2.875% convertible notes due 2024 issued by the Sponsor under an Indenture of Trust dated March 16, 2004 between the Sponsor and The Bank of New York as trustee and the 4.0% convertible notes due 2024 issued by the Sponsor under an Indenture of Trust dated October 15, 2004 between the Sponsor and The Bank of New York as trustee.

“Dedicated Cash” means the sum of (a) Available Cash plus (b) the sum of (i) amounts deposited in the Escrow Account and the Additional Escrow Account and (ii) cash posted to support the issuance of letters of credit required pursuant to the terms of the Material Project Documents (excluding any cash posted to meet the escrow requirements under the Ports Agreement).

“Environmental Certificate” means the certificate referred to in clause (c) of Section 2.01.

“Escrow Account” has the meaning ascribed to such term in Section 4.01(m).

“Financial Certificate” means the certificate referred to in clause (f) of Section 2.01.

“Guaranteed Obligations” has the meaning set forth in Section 3.01(a)

“Guaranteed Obligor” means each of the Borrower and Apex Metals.

“Legal and Other Conditions Certificate” means the certificate referred to in clause (e) of Section 2.01.

“Marketing Certificate” means the certificate referred to in clause (d) of Section 2.01.

“Physical Facilities Certificate” means the certificate referred to in clause (a) of Section 2.01.

“Production Certificate” means the certificate referred to in clause (b) of Section 2.01.

“Senior Officer” means the President or Chief Executive Officer of the Borrower.

“Sponsor Budget” means a general budget attached as Appendix C hereto for the activities of the Sponsor during the period from the Closing Date through the Limit Completion Date referred to in Section 11.02(a)(iii) of the Common Security Agreement.

“Sponsor Permitted Liens” has the meaning set forth in the Sponsor Pledge Agreement.

 “Taxes” has the meaning set forth in clause (a) of Section 3.02.

Appendix B

to Completion Agreement

COMPLETION TEST

The “Completion Test Period” is a period of 100 continuous days during which the Borrower’s production facilities operate for 90 days or more, ending on or before the Limit Completion Date, provided that downtime of up to 240 hours during this period will not require the test to be restarted.  The Completion Test shall be prospective in nature; the Borrower shall inform the Technical Agent and Independent Engineer at least 15 days prior to start of the scheduled test.  The Independent Engineer shall be on site for the commencement and scheduled completion of the Completion Test, with further visit mid-way through the Completion Test Period as deemed appropriate by the Independent Engineer and the Technical Agent.  The Completion Test may be stopped at the discretion of the Borrower and restarted at any point, with the approval of the Technical Agent and the Independent Engineer which shall not be unreasonably withheld, prior to the Limit Completion Date.  Should a stopped Completion Test be restarted then a new prior notification to the Technical Agent and Independent Engineer shall be required.

Satisfaction of the Completion Test shall require delivery of the completed certifications in the forms attached as Appendix B-1 through Appendix B-6 to the Completion Agreement.  The Technical Agent shall receive certificates B-1 through B-4 and B-6 in accordance herewith.  Certificate B-5 shall be delivered directly to the Administrative Agent.  Upon receipt and review of certificates B-1 through B-4 and B-6, the Technical Agent shall deliver the certificates to the Administrative Agent together with a notification of its conclusions as to whether the relevant documentary components of the Completion Test have been satisfied.

In performing the Completion Test, the Borrower will conduct the required sampling and assaying in accordance with standard international mining practices.  All weight measures referred to in certificates submitted in connection with the Completion Test will be on a dry basis.  Measurement of moisture content will be made to adjust the weightometer and other records to a dry basis.  The sampling locations and laboratory assay procedures will be verified by the Independent Engineer.  In cases where a materiality assessment is required, the Technical Agent, acting on behalf of the Secured Parties, may determine in concert with the Independent Engineer and the Borrower appropriate materiality thresholds.

During the Completion Test Period, the Borrower shall operate the Project in accordance with the Operating Plan then in effect and accepted pursuant to Section 8.14 of the Common Security Agreement.  References below and in the annexed certificates to the accepted Operating Plan then in effect shall mean at any time the Initial Operating Plan, or, if there have been any updates or revisions thereto that have been accepted pursuant to Section 8.14 of the Common Security Agreement, the latest such update or provision that has been so accepted.

Summarized below are the requirements and components of the Completion Test:

(a)                                  Physical Facilities Test A certificate in the form of Appendix B-1 signed by the President of the Borrower, verified by the Independent Engineer, to the effect that:

(i)                                     physical facilities of the Project substantially the same as those described in the Development Plan, attached as Appendix H to the Common Security Agreement,

have been installed and have become operational and the conditions of the Mechanical Completion test in the EPCM Contract have been satisfied;

(ii)                                  as of the date of such certificate, the Borrower has accepted all work and equipment performed and delivered under the EPCM Contract in accordance therewith, except for any work the non-acceptance of which will not materially and adversely affect the operability of the Project, including safety and environmental performance;

(iii)                               as of the date of such certificate, the items and quantities of capital spares inventory set out in Annex 3 to such certificate are on hand at or near the Project facilities or arrangements have been made to procure such items to restore the quantities of capital spares in inventory to the levels specified in such Operating Plan and these reasonably can be expected to be on hand at or near the Project facilities within 6 days or such longer periods as may be dictated by the delivery schedule of ordered long lead-time items which have been used prior to the date of such certificate;

(iv)                              as of the date of such certificate, no material Project Costs have been incurred that remain unpaid (unless provided for by satisfactory retentions by the Borrower and other than Project Costs that are disputed); and

(v)                                 as of the date of such certificate, the accepted Operating Plan then in effect demonstrates a Reserve Tail for the Project in an amount at least 40% of the reserves as outlined in the Initial Operating Plan remaining to be mined after the scheduled final maturity of the Senior Loan Facilities.

(b)                                 Production Test A certificate in the form of Appendix B-2 signed by the President of the Borrower, verified by the Independent Engineer, to the effect that during the Completion Test Period:

(i)                                     the Project mined, crushed and milled ore at an average rate of not less than ninety per cent (90%) of the forecast production rate for the Completion Test Period, as described in the accepted Operating Plan then in effect;

(ii)                                  the Project achieved an average grade for the silver, zinc and lead contained in the ore mined of not less than ninety per cent (90%) of the forecast grade for the Completion Test Period, as described in the accepted Operating Plan then in effect; and the blast hole to model reconciliation was within 10% of the forecasted mine block model (the blast hole to model reconciliation calculation is defined in Annex 2 to Appendix B-2);

(iii)                               the Project has achieved an average zinc equivalent recovery rate for the silver, zinc and lead contained in the ore milled of not less than ninety per cent (90%) of the forecast average zinc equivalent recovery rate for the Completion Test Period, as described in the accepted Operating Plan then in effect (the recovery calculation and zinc equivalent calculation is defined in Annex 3 to Appendix B-2);

(iv)                              the Project has produced zinc metal equivalents contained in the concentrates produced at a rate not less than ninety five per cent (95%) of the forecast zinc metal equivalent rate for the production period in which the Completion Test Period occurs, as described in the accepted Operating Plan then in effect (the zinc metal equivalent calculation is defined in Annex 3 to Appendix B-2); and

(v)                                 there was a period of 30 continuous Operating Days within the Completion Test Period during which the Project mined an average of not less than 40,000 tonnes of ore per day, and a period of 30 continuous Operating Days within the Completion Test Period during which the Project milled an average of not less than 40,000 tonnes of ore per day.  An “Operating Day” means any day other than a day on which the operations of the Project ceased for more than 12 continuous hours due to force majeure or on which work of the facilities of the Project was prohibited by applicable law, regulation, order or labor agreement.

(c)                                 Environmental Test A certificate in the form of Appendix B-3 signed by the President of the Borrower, confirmed by the Independent Engineer and by the Social Consultant, to the effect that as of the date of such certificate:

(i)                                    construction and operation of the Project conforms in all material respects with applicable World Bank Environment, Health & Safety Guidelines and the Equator Principles (as identified in Annex 1 to Appendix B-3);

(ii)                                 construction and operation of the Project conforms in all material respects with all applicable Bolivian environmental laws, rules, regulations and orders of governmental authorities;

(iii)                              the Closure Plan (as identified in Annex 2 to Appendix B-3) has been approved by all applicable Governmental Authorities and is in all material respects in compliance with the Environmental Guidelines and all applicable Environmental Laws in Bolivia; and

(iv)                             the activities of the Borrower during the period of construction of the Project comply in all material respects with the requirements and recommendations of the SDCR Report.

(d)                                Marketing Test A certificate in the form of Appendix B-4 signed by the President of the Borrower, confirmed by the Independent Engineer, to the effect that by the date of such certificate (i) at least two shipments of Project concentrates have been shipped by Apex Metals from the port of Mejillones aggregating a minimum of 6,000 tonnes of each of Lead Concentrates and Zinc Concentrates, and (ii) at least one shipment each of Lead Concentrates and Zinc Concentrates from the Project has been shipped to an Acceptable Buyer under a Third Party Concentrate Sales Agreement and full and final payment for each such shipment has been received without material deduction or penalty for quality or impurity reasons.  Bulk Concentrate shall only be utilized for this test if contemplated in the relevant production period in the Operating Plan then in effect and if discussed and agreed in advance with the Independent Engineer.

(e)                                  Legal and Other Conditions Test A certificate in the form of Appendix B-5 signed by the President of the Borrower, and having annexed thereto an opinion of counsel in Bolivia acceptable to the Administrative Agent supporting the certifications described in items (ii) and (iii) below, to the effect that:

(i)                                     no Default or Event of Default has occurred and is continuing;

(ii)                                  each of (A) the Mining Concessions is in full force and effect, and (B) the Material Project Documents and Security Documents is in full force and effect in all material respects or, in the case of any Material Project Document no longer in effect, has been replaced in accordance with the Common Security Agreement with an agreement that is in full force and effect in all material respects;

(iii)                               all security interests required under the Common Security Agreement to be created and perfected on or prior to Completion have been created and perfected and are in full force and effect in all material respects, subject only to the applicable qualifications and exceptions set forth in the opinions of counsel to the Borrower delivered on the Initial Disbursement Date;

(iv)                              all Government Approvals required for the operation of the Project and the performance of the Financing Documents and the Material Project Documents have been obtained and are in full force and effect;

(v)                                 all insurance coverage required to be in full force and effect after the start-up of commercial production operations at the Project pursuant to Article V of the Common Security Agreement is in full force and effect and complies with the requirements of said Article V; and

(vi)                              the Project is operating in accordance with prudent engineering and operating practices and standards.

(f)                                    Financial Test A certificate in the form of Appendix B-6 signed by the President of the Borrower, confirmed (as to item (ii) below) by the Independent Engineer, to the effect that:

(i)                                    the balance on deposit in the Debt Service Reserve Account and Operating Reserve Account is not less than the minimum balance specified for Completion in Sections 4.06 and 4.07 of the Common Security Agreement; and

(ii)                                 based on

(a)                                  the actual number of recovered zinc-equivalent pounds produced by the Borrower during the Completion Test Period;

(b)                                 the actual inputs (including all factors identified in the Initial Financial Model, such as power, fuel, labor, etc) utilized for such production during the Completion Test Period, and

(c)                                  fixed unit prices for such inputs as set forth in the Initial Financial Model,

the nominal operating cost-per-pound of zinc equivalent produced by the Borrower during the Completion Test Period (at such fixed unit input prices) did not exceed 110% of the forecast operating cost-per-pound of zinc equivalent set forth in the Initial Financial Model.  Annex 2 to Appendix B-6 describes the methodology for updating the inputs into the Financial Model for the purpose of calculating this efficiency test.

Submission of Certificates.  The Certificates may be delivered, together with any supporting documentation which the Borrower and the Independent Engineer have agreed is required, together or separately in any order and at any time and from time to time, provided that the certificates referred to in (e) and (f) above shall be dated as of a date not earlier than the date of the latest of the certificates referred to in (a), (b), (c), and (d) above.

Appendix B-1

to Completion Agreement

FORM OF PHYSICAL FACILITIES CERTIFICATE

I, [Name of President], President of Minera San Cristóbal S.A. (the “Borrower”), hereby certify on behalf of the Borrower that, as of the date hereof:

(a)                                  a copy of the Project Description specified in Appendix H to the Common Security Agreement that incorporates all amendments and changes to such Appendix H that have been made on or prior to the date hereof is attached hereto as Annex 1.  As of the date hereof, all amendments and changes to such Appendix H have been made in accordance with Section 8.12(c) of the Common Security Agreement;

(b)                                 (i)                                     between the dates of [         ] and [        ], [names of employees or agents], [titles], inspected the equipment and physical facilities of the Project.  We have considered whether, in our reasonable judgment, the equipment and physical facilities described in Annex 1 have been installed and have become operational, in each case at the time of such inspection.  Our work involved inspection of equipment and facilities and operation thereof, only to the extent necessary to identify such equipment and facilities and the attributes thereof, if any, referred to in Annex 1 and to conclude whether such equipment and facilities have become operational.  Such inspections and observations were those we, in our reasonable judgment, deemed necessary for the purposes of delivering this certificate;

(ii)                                  we have noted in the analysis attached hereto as Annex 2 a description of the equipment which we identified as meeting the requirement of each item listed in Annex 1, together with a description thereof reasonably sufficient for purposes of such identification.  The equipment measures and amounts stated in Annex 2 represent approximate figures and actual measures and amounts may vary depending upon various factors, including actual characteristics of available equipment.  Where measures and amounts relating to the actual equipment installed are approximately those set forth in Annex 1, we have deemed the installed equipment to be substantially the same as that described in Annex 1 and have stated the relevant amount or measure in the description included in Annex 2;

(iii)                               based on and subject to the foregoing, as of the date hereof, equipment and physical facilities of the Project substantially the same as those described in Annex 2 have been installed and are operational;

(c)                                  the Borrower has delivered (with a copy to the Technical Agent) a copy of the Certificate of Mechanical Completion (as defined in Section 8.1 of the EPCM Contract) issued on [insert date] with respect to [insert portion of the facility to which the certificate relates] in accordance with Article 8 of the EPCM Contract.  [insert additional Certificates of Mechanical Completion as necessary].  As of the date hereof, Certificates of Mechanical Completion have been delivered by the Borrower with

B-1-1

respect to all portions of the project facilities, which certify that all conditions of achieving Mechanical Completion as set forth in the EPCM Contract have been satisfied;

(d)                                 as of the date hereof, the Borrower has delivered notification of its acceptance of delivery of each of the physical facilities to, and all other work performed by and equipment delivered by, the contractor under the EPCM Contract (subject to exception or conditions, if any, none of which would be reasonably expected to have a material adverse effect on the operation of the Project, including safety and environmental performance, substantially as contemplated in the Common Security Agreement and subject to such warranties and similar provisions as are set out in the EPCM Contract);

(e)                                  as of the date hereof, the items and quantities of capital spares inventory, which are attached as Annex 3 hereto, are either on hand on or near the facility of the Project in Bolivia or the Borrower has entered into arrangements to procure such items to restore the quantities of capital spares in inventory to the quantities set forth in such Annex 3, and such arrangements have been made pursuant to an established procurement system that will provide capital spares in a sound and efficient manner such that such spares and consumables can be expected to be held in stock at the Project’s facilities or (as the case may be) will be available from the supplier(s) for dispatch within 6 days (or such longer periods as may be dictated by the delivery schedule of ordered long lead-time items which have been used prior to the date hereof) of the request by the Borrower.  As of the date hereof, the items and quantities of consumables set forth in Annex 3 are either on hand at a facility of the Project in Bolivia or have been purchased by the Borrower;

(f)                                    as of the date hereof, (i) all Project Costs have been paid for by the Borrower (other than Project Costs which are being disputed by the Borrower in good faith) or (ii) as to those Project Costs which have not been so paid for, the Borrower has sufficient funds available to make such payments; and

(g)                                 as of the date hereof, the current Operating Plan (which Operating Plan has been approved in accordance with Section 8.14 of the Common Security Agreement) demonstrates a Reserve Tail equal to 80,000,000 tonnes of ore, which amount is at least 40% of the reserves as outlined in the Initial Operating Plan, remaining to be mined after the Final Maturity Date.

This is the certificate referred to in Section 2.01(a) of the Completion Agreement, dated as of December 1, 2005 among the Sponsor, the Technical Agent, the Administrative Agent and the Collateral Agent.  Capitalized terms used herein and in the annexes hereto, except as otherwise defined herein, shall have the meanings assigned to them in the Completion Agreement or the Common Security Agreement, dated as of December 1, 2005, among the Borrower and the other parties thereto, as the same may be amended from time to time (the “Common Security Agreement”).

B-1-2

IN WITNESS WHEREOF, I, [Name of President], on behalf of the Borrower have caused this certificate to be duly executed.

Dated:

MINERA SAN CRISTÓBAL S.A.

By:
Name:
Title: President

B-1-3

[Name of Independent Engineer], a                                organized under the laws of                           , has performed such inspections, observations, analyses and other procedures which we have, in our reasonable judgment, deemed necessary for purposes of this certificate.  Such procedures, and the names of our employees or agents who performed them, are described in Annex 4 to this Physical Facilities Certificate.

Based on such procedures, we hereby certify that we have no reason to believe that each of the certifications of the Borrower set forth hereinabove is not true and correct in all material respects as of the date hereof.

IN WITNESS WHEREOF, [Name of senior officer of Independent Engineer] has caused this certificate to be duly executed.

Dated:

[Name of Independent Engineer]

By:
[Name]
[Position]

B-1-4

Annex 1
to Physical Facilities Certificate

PHYSICAL FACILITIES

[When certificate is given, attach copy of Appendix H to the Common Security Agreement, as amended pursuant to Section 8.12(c) of the Common Security Agreement as of the time the certificate is delivered.]

B-1-5

Annex 2
to Physical Facilities Certificate

EQUIPMENT

B-1-6

Annex 3
to Physical Facilities Certificate

CAPITAL SPARES INVENTORY

Required Capital Spares Inventory

All spares are to be of equivalent quality to the items they replace.

Main Transformer

1                                          Spare transformer

3                                          HV bushing including gasket

6                                          LV bushing including gasket (3kV/450)

C.                                    Gyratory Crusher Spares

DESCRIPTION	Qty	Unit

Drive Motor	1	ea

Eccentric Assembly	1	ea

>for Counterbalance Add	1	ea

Main Shaft Assembly with Oversize Lower Mantle	1	ea

Countershaft Assembly	1	ea

Spider Bushing	1	ea

Outer Eccentric Bushing	1	ea

Eccentric Wearing Ring	1	ea

Inner Eccentric Bushing	1	ea

Upper Hydraulic Piston Bushing	1	ea

Lower Hydraulic Piston Bushing	1	ea

Bottom Piston Wearing Ring	1	ea

Shaft Wearing Ring	1	ea

Countershaft Bearings	2	ea

Mainshaft Sleeve	1	ea

Head Nut	1	ea

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D.                                    Coarse Ore Conveyor System Spares

Awaiting additional information

E.                                    SAG Mill & Ball Mill Spares

DESCRIPTION	Qty	Unit

Lift Pad Bronze Insert (set of 4)	1	set

Thrust Pad Bronze Insert (set of 4)	1	set

Lift Pad Installation Hardware (kit for 1 bearing)	1	set

Thrust Pad Installation Hardware & Shims (kit for 1 bearing)	1	set

Lift Pad Restrictor Hardware & Seals (kit for 1 bearing)	1	set

Hose Assemblies (set for 1 bearing)	1	set

Wiper Teflon Set w/ Hardware (2 thrust / 2 non-thrust)	1	set

Acoustic Sensor	1	ea

Lift Pad Bronze Insert (set of 4)	1	ea

Thrust Pad Bronze Insert (set of 4)	1	ea

Lift Pad Installation Hardware (kit for 1 bearing)	1	set

Thrust Pad Installation Hardware & Shims (kit for 1 bearing)	1	set

Lift Pad Restrictor Hardware & Seals (kit for 1 bearing)	1	set

Hose Assemblies (set for 1 bearing)	2	set

Wiper Teflon Set w/ Hardware (2 thrust / 2 non-thrust)	2	set

Lift Tip Sensitive RTD	12	ea

Thrust Tip Sensitive RTD	4	ea

Screw Pump (Conditioning Circuit)	2	ea

Electric Motor (Conditioning Circuit) 25 HP	2	ea

Screw Pump (HP Circuit)	2	ea

Electric Motor (HP Circuit) 150 HP	2	ea

Temperature Sensor (Power Pack)	1	ea

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Electrical for the ring motors

CCV transformer for SAG drive	1	ea

CCV transformer for BM drive	1	ea

Spare excitation trnsfmr for SAG & BM	1	ea

Stator coils for SAG mill	12	ea

Stator coils for BM mill	12	ea

Partial Rotor coils for SAG mill	4	ea

Partial Rotor coils for BM mill	4	ea

F.                                    Flotation Cells – Spares

Type	DESCRIPTION	Qty	Unit

130 SmartCell	Complete Mechanism Assy	1	ea

130 SmartCell	Complete Connection Box Assy	1	ea

No. 190	Complete Mechanism Assy	1	ea

No. 164	Complete Mechanism Assy	1	ea

No. 144	Complete Mechanism Assy	1	ea

No.120	Complete Mechanism Assy	1	ea

No. 66d	Complete Mechanism Assy	1	ea

No. 164	Complete Mechanism Assy	1	ea

No. 66d	Complete Mechanism Assy	1	ea

G.                                    Regrind – Vertimill Spares

DESCRIPTION	Qty	Unit

Spare motor	1	ea

Thrust roller bearing	1	ea

Spherical roller bearing	1	ea

B-1-9

Shaft stabilizer bushing	1	ea

Screws (no liners)	1	ea

1 recycle inlet	1	ea

H.                                   Lime Vertimill Spares

DESCRIPTION	Qty	Unit

Spare motor	1	ea

Thrust roller bearing	1	ea

Spherical roller bearing	1	ea

Shaft stabilizer bushing	1	ea

Screws (no liners)	1	ea

1 recycle inlet	1	ea

I.                                        Filters – Spares

Spare drive motor	1	ea

End plate RPH	4	ea

filter plate	4	ea

membrane plate	4	ea

Axial piston pump PV 032-r1-KIS	1	ea

quadruple pump RIC6	1	ea

J.                                       Concentrate Thtks & Tailings Thtk - Spares

Awaiting additional information

B-1-10

Annex 4
to Physical Facilities Certificate

DESCRIPTION OF INDEPENDENT ENGINEER PROCEDURES

[To be completed at time of delivery]

B-1-9

Appendix B-2

to Completion Agreement

FORM OF PRODUCTION CERTIFICATE

I, [Name of President], President of Minera San Cristóbal S.A. (the “Borrower”), hereby certify on behalf of the Borrower that, as of the date hereof:

(a)                                  Attached to this certificate as Annex 1 are copies of operating records, bills of lading and other data and documentation relating to production by the San Cristobal Project during the periods referred to in clause (e) below.  Such documentation accurately reflects, in all material respects, the production of the San Cristobal Project during the period to which it relates, and evidences compliance with the certifications set forth in sections (i) through (v) of clause (f) below.

(b)                                 All sampling procedures relevant to the matters covered by this certificate were conducted by the Borrower in accordance with standard international mining practices; all assaying was conducted by the Borrower in accordance with standard international mining practices.  The sampling locations and laboratory assay procedures have been verified by the Independent Engineer.

(c)                                  The Independent Engineer was provided with (i) the Borrower’s most recently approved updated operating plan (accepted as contemplated in Section 8.14 of the Common Security Agreement) that covers the Completion Test Period, together with the current block model and mine plan included in such operating plan (collectively, the “Operating Plan”), and (ii) the past 12 months’ operating reports for the Borrower.  The Operating Plan is in all material respects consistent with, and contemplates operating and production results not materially divergent from those projected in, the Initial Operating Plan and Initial Financial Model on which the October 12, 2005 Information Memorandum delivered to the Secured Parties was based (except for such material changes thereto, if any, as have been previously furnished to the Secured Parties, reported on by the Independent Engineer, and approved by the Majority Secured Parties as provided in Section 8.14 of the Common Security Agreement).

(d)                                 The Operating Plan was provided to the Independent Engineer at least 30 days prior to the start of the Completion Test Period.  Notice of the start of the Completion Test Period was given to the Independent Engineer at least 15 days prior to the start of such period.  The start date of the Completion Test Period occurred no earlier than October 2007, unless prior to such start date the Borrower operated the San Cristobal Project at or near full design capacity. The mine plan included in the Operating Plan was adhered to during the Completion Test Period.

B-2-1

(e)                                  For purposes of this certificate,

(i)                                     “Completion Test Period” is a period of 100 continuous days, ending on or before December 31, 2008 (the “Limit Completion Date”), during which the Borrower’s production facilities operated for 90 days or more, provided that downtime of up to 240 hours during this period will not require the test to be restarted.

(ii)                                  “Operating Day” is any day other than a day on which the operations of the Project ceased for more than 12 continuous hours due to force majeure or on which work of the facilities of the Project was prohibited by applicable law, regulation, order or labor agreement.

(iii)                               “force majeure” is defined as (a) an act of God, labor dispute and industrial action of any kind (including, without limitation, a strike, interruption, slowdown and other similar action on the part of organized labor), a lockout, act of the public enemy, war (declared or undeclared), civil war, sabotage, blockade, revolution, riot, insurrection, civil disturbance, terrorism, epidemic, cyclone, tidal wave, landslide, lightning, earthquake, flood, storm, fire, adverse weather conditions, expropriation, nationalization, act of eminent domain, laws, rules, regulations or orders of governmental authority, acts of other private and public companies, explosion, breakage or accident to machinery or equipment or power or transmission line or railroad tracks or equipment or ports or other facility, embargo, inability to obtain or delay in obtaining equipment, materials, transport, event of political force majeure or any other event whether similar to the foregoing or not which is not within the reasonable control of the Borrower, and which has a material adverse effect on the ability of the Borrower to operate the Project in all material respects in accordance with the Operating Plan and (b) in the case of any Project Document or any Material Project Counterparty, an event of force majeure or uncontrollable force or other similar term as such term is defined or used in such Project Document.

(f)                                    Production Test. During the Completion Test Period, the Borrower achieved the following results of operations at the San Cristobal Project:

(i)                                     the Project mined, crushed and milled ore at an average rate of not less than ninety per cent (90%) of the forecast production rate for the Completion Test Period, as described in the Operating Plan;

(ii)                                  the Project achieved an average grade for the silver, zinc and lead contained in the ore mined of not less than ninety percent (90%) of the forecast grade for the Completion Test Period, as described in the Operating Plan; and the blast hole to model reconciliation (utilizing the method of calculation described in Annex 2 to this Certificate) was within ten percent (10%) of the forecasted mine block model;

B-2-2

(iii)                               the Project achieved an average zinc equivalent recovery rate for the silver, zinc and lead contained in the ore milled of not less than ninety percent (90%) of the forecast average zinc equivalent recovery rate for the Completion Test Period, as described in the Operating Plan (the recovery calculation and zinc equivalent calculation methodology is described in Annex 3 to this Certificate);

(iv)                              the Project produced zinc metal equivalents contained in the concentrates produced at a rate not less than ninety five percent (95%) of the forecast zinc metal equivalent rate for the production period in which the Completion Test Period occurs, as described in the Operating Plan (the zinc metal equivalent calculation methodology is described in Annex 3 to this Certificate); and

(v)                                 there was a period of 30 continuous Operating Days within the Completion Test Period during which the Project mined an average of not less than 40,000 tonnes of ore per day and, a period of 30 continuous Operating Days within the Completion Test Period during which the Project milled an average of not less than 40,000 tonnes of ore per day.

This is the certificate referred to in Section 2.01(b) of the Completion Agreement, dated as of December 1, 2005 among the Sponsor, the Technical Agent, the Administrative Agent and the Collateral Agent.  Capitalized terms used herein and in the annexes hereto, except as otherwise defined herein, shall have the meanings assigned to them in the Completion Agreement or the Common Security Agreement, dated as of December 1, 2005, among the Borrower and the other parties thereto, as the same may be amended from time to time (the “Common Security Agreement”).

B-2-3

IN WITNESS WHEREOF, I, [Name of President], on behalf of the Borrower have caused this certificate to be duly executed.

Dated:

MINERA SAN CRISTÓBAL S.A.

By:
Name:
Title: President

B-2-4

[Name of Independent Engineer], a                                organized under the laws of                           , has performed such inspections, observations, analyses and other procedures which we have, in our reasonable judgment, deemed necessary for purposes of this certificate.  Such procedures, and the names of our employees or agents who performed them, are described in Annex 4 to this Production Certificate.

Based on such procedures, we hereby certify that (1) we have no reason to believe that any of the certifications of the Borrower set forth hereinabove is not true and correct in all material respects as of the date hereof, and (2) we concur with the statement made in the second sentence of paragraph (c) of the foregoing certificate.

IN WITNESS WHEREOF, [Name of senior officer of Independent Engineer] has caused this certificate to be duly executed.

Dated:

[Name of Independent Engineer]

By:
[Name]
[Position]

B-2-5

Annex 1
to Production Certificate

OPERATING RECORDS

[Attach copies of operating records, bills of lading and other data and documentation relating to San Cristobal Project production and operations during relevant period, including data demonstrating compliance with the certifications set forth in the Production Certificate.]

B-2-6

 Annex 2
to Production Certificate

BLAST HOLE TO MODEL RECONCILIATION

The following is an outline of the procedures that will be detailed by the Borrower for use in the reconciliation of the blast hole grade and location data base to geologic model.  The procedures will be fully detailed over the next 12 months (prior to the acceptance of the 2007 Operating Plan) and provided to the Independent Engineer for inclusion, subject to the Independent Engineer’s concurrence, in this Annex 2 to Appendix B-2 to the Completion Agreement.

Borrower personnel are developing a suite of procedures for optimizing blasthole models (short range model) and checking the reconciliation of these models against the exploration model (long-range model).  The required input for these procedures are:

1.                                       The blast hole dataset (XYZ collar location, sampled depth, assays.  Optional items include drilled depth and geology.)

2.                                       The blast hole model (XYZ dump of block centroids, estimated grades and other relevant geological items). Estimation parameters used in preparing the blast hole model should also be provided.

3.                                       The exploration model covering the area of the blast hole model (XYZ dump of block centroids, estimated grades and other relevant geological items.) Estimation parameters used in preparing the exploration model should also be provided.

4.                                       Exploration composites used in preparation of the exploration model in the area provided (XYZ location of composite centroid, composite length, composited grades and other relevant geological items.)

5.                                       Diglines for determining the routing of blast hole model blocks (e.g. waste,ROM, crushed leach and mill).  These can be provided either as closed polygons or polylines with left and right codes.

6.                                       Monthly pit progress surveys. These can be provided either as closed polygons or polylines with left and right codes or tins.

7.                                       Client monthly reconciliation results (through saleable product).

At least three months of full production data are required before blast hole model performance can be reasonably assessed.  Data for any shorter period can only be used for the purpose of this methodology with the Independent Engineer’s concurrence.

B-2-7

The Borrower will have automated procedures for performing the following analyses:

1.                                       Check of the blast hole model against the blast holes by backmarking.

2.                                       Check of blast hole model estimation parameters by cross validation.  While the Borrower understands the use of cross validation, at this stage the Borrower will complete further investigation into whether this analysis will be used as part of the reconciliation analysis.  If not, then a more up to date procedure that replaces this analysis will be included.  If this analysis type is not included, a detailed explanation of the change will be presented and will be subject (for purposes of this test) to the Independent Engineer’s concurrence.

3.                                       Bias test of blast holes against the composites using the estimation parameters found by cross validation.  While the Borrower understands the use of cross validation, at this stage the Borrower will complete further investigation into whether this analysis will be used as part of the reconciliation analysis.  If not, then a more up to date procedure that replaces this analysis will be included.  If this analysis type is not included, a detailed explanation of the change will be presented and will be subject (for purposes of this test) to the Independent Engineer’s concurrence.

4.                                       Check of the blast hole model against long-range model by back marking.

5.                                       Check of monthly client reconciliation by independently calculating long-range and short range production using the models, dig lines in monthly progress.

B-2-8

Annex 3
to Production Certificate

CALCULATION METHODOLOGY

Zinc equivalents in mined ore

Lbs zinc in ore +

lbs of lead in ore (0.30/0.50) +

ozs of silver in ore (5.75/0.50)

Based on blast hole samples

Zinc equivalent pounds produced

Lbs of zinc in zinc con +

lbs of lead in lead con * (0.30)/0.50) +

lbs of zinc in bulk con * (70/85) +

lbs of lead in bulk con * (92/95)*(0.30/0.50) +

ozs Ag in zinc con * (5.75/0.50) +

ozs Ag in lead con * (5.75/0.50) *[0.95/( ((ozs Ag in tonne of zinc con - 3.5)*(0.7))/(ozs Ag in tonne of zinc con))] +

ozs Ag in bulk con * (5.75/0.50) *[0.90/( ((ozs Ag in tonne of zinc con - 3.5)*(0.7))/(ozs Ag in tonne of zinc con))].

(“ozs in Ag in tonne of zinc con” will be the average Ag content per tonne of zinc con achieved during the test period)

Zinc equivalent recovery

Zinc equivalent pounds produced/ zn pounds in mill feed +

lead pounds in mill feed *(0.3)/(0.5) +

silver ounces in mill feed * (5.75)/(0.50)

(where mill feed is calculated on metallurgical balance).

B-2-9

Annex 4
to Production Certificate

DESCRIPTION OF INDEPENDENT ENGINEER PROCEDURES

[To be completed at time of delivery]

B-2-10

Appendix B-3

to Completion Agreement

ENVIRONMENTAL CERTIFICATE

I, [Name of President], President of Minera San Cristóbal S.A. (the “Borrower”), hereby certify on behalf of the Borrower that, as of the date hereof:

(a)           Construction of the Project complies in all material respects with, and the Project is being operated in all material respects in compliance with, the Environmental Guidelines specified in Annex 1.

(b)           Construction of the Project conforms in all material respects with, and the Project is being operated in compliance in all material respects with, all applicable Environmental Laws of Bolivia.

(c)           The Closure Plan (identified in Annex 2) has been approved by all applicable Governmental Authorities and is in compliance in all material respects with the Environmental Guidelines and all applicable Environmental Laws of Bolivia.

(d)           The activities of the Borrower during the period of construction of the Project comply in all material respects with the recommendations and requirements of the SDCR Report.

This is the certificate referred to in Section 2.01(c) of the Completion Agreement, dated as of December 1, 2005 among the Sponsor, the Technical Agent, the Administrative Agent and the Collateral Agent.  Capitalized terms used herein and in the annexes hereto, except as otherwise defined herein, shall have the meanings assigned to them in the Completion Agreement or the Common Security Agreement, dated as of December 1, 2005, among the Borrower and the other parties thereto, as the same may be amended from time to time (the “Common Security Agreement”).

B-3-1

IN WITNESS WHEREOF, I, [Name of President], on behalf of the Borrower have caused this certificate to be duly executed.

Dated:

MINERA SAN CRISTÓBAL S.A.

By:
Name:
Title: President

B-3-2

[Name of Independent Engineer], a                            organized under the laws of                             , have performed such inspections, observations, analyses and other procedures which we have, in our reasonable judgment, deemed necessary for purposes of this certificate.  Such procedures, and the names of our employees or agents who performed them, are described in Annex 3 to this Environmental Certificate.

Based on such procedures, we hereby certify that we have no reason to believe that the certifications of the Borrower set forth in paragraphs (a), (b) and (c) above are not true and correct in all material respects as of the date hereof.

IN WITNESS WHEREOF, [Name of senior officer of Independent Engineer] has caused this certificate to be duly executed.

Dated:

[Name of Independent Engineer]

By:
[Name]
[Position]

The undersigned have performed such inspections and observations which we have, in our reasonable judgment, deemed necessary for purposes of this certificate.  Based on such procedures, we hereby certify that we have no reason to believe that the certification of the Borrower set forth in paragraph (d) above is not true and correct in all material respects as of the date hereof.

IN WITNESS WHEREOF, the undersigned have caused this certificate to be duly executed.

Dated:	[On Common Ground]

By:
[Name]
[Position]

B-3-3

Annex 1
to Environmental Certificate

ENVIRONMENTAL GUIDELINES

“Environmental Guidelines” means the following guidelines as in effect on the date of the Completion Agreement applicable to the Project (referred to in the Equator Principles framework):  (a) World Bank Environmental, Health and Safety Guidelines (i) Mining and Milling – Open Pit dated August 11, 1995, (ii) Pollution Abatement and Prevention Handbook 1998: General Environmental Guidelines, (iii) Operational Policy 4.01 (Environmental Assessment), (iv) Operational Policy 4.04 (Natural Habitats), (v) Operational Policy 4.11 (Cultural Property), (vi) Pollution Abatement and Prevention Handbook 1998: Part III Project Guidelines, Monitoring, and Base Metal and Iron Ore Mining and (vii) the Reclamation and Closure Plan Section in the Knight-Piesold Environmental Assessment of the Project (Closure Plan) and (b) IFC Safeguard Policies dated September 1998.

B-3-4

Annex 2

to Environmental Certificate

CLOSURE PLAN

B-3-5

Annex 3
to Environmental Certificate

DESCRIPTION OF INDEPENDENT ENGINEER PROCEDURES

[To be completed at time of delivery]

B-3-6

Appendix B-4

to Completion Agreement

FORM OF MARKETING CERTIFICATE

I, [Name of President], President of Minera San Cristóbal S.A. (the “Borrower”), hereby certify on behalf of the Borrower that, as of the date hereof:

(a) the Borrower has produced from the Project, transported by rail to the port of Mejillones, Chile, and caused to be shipped from the port of Mejillones, Chile, in at least two shipments (as detailed on Annex 1 hereto), an aggregate amount not less than 6,000 tonnes each of Lead Concentrates and Zinc Concentrates; and

(b) at least one shipment of Lead Concentrates and one shipment of Zinc Concentrates produced at the Project have been shipped to Acceptable Buyers under Third Party Concentrate Sales Agreements, all as detailed on Annex 1 hereto, and Apex Metals has received full and final payment for each such shipment from such Acceptable Buyers without material deduction or penalty for quality or impurity reasons.

No Bulk Concentrate was included for purposes of any of the foregoing tests (except (a) to the extent contemplated in the accepted Operating Plan in effect for the relevant production period, (b) as detailed in Annex 1 hereto, and (c) as accepted in advance for the purpose of this test by the Independent Engineer).

This is the certificate referred to in Section 2.01(d) of the Completion Agreement, dated as of December 1, 2005 among the Sponsor, the Technical Agent, the Administrative Agent and the Collateral Agent.  Capitalized terms used herein and in the annexes hereto, except as otherwise defined herein, shall have the meanings assigned to them in the Completion Agreement or the Common Security Agreement, dated as of December 1, 2005, among the Borrower and the other parties thereto, as the same may be amended from time to time (the “Common Security Agreement”).

B-4-1

IN WITNESS WHEREOF, I, [Name of President], on behalf of the Borrower have caused this certificate to be duly executed.

Dated:

MINERA SAN CRISTOBAL S.A.

By:
Name:
Title: President

B-4-2

[Name of Independent Engineer], a                                    organized under the laws of                              , has performed such inspections, observations, analyses and other procedures which we have, in our reasonable judgment, deemed necessary for purposes of this certificate.  Such procedures, and the names of our employees or agents who performed them, are described in Annex 2 to this Marketing Certificate.

Based on such procedures, we hereby certify that we have no reason to believe that the certification of the Borrower set forth above is not true and correct in all material respects as of the date hereof.

IN WITNESS WHEREOF, [Name of senior officer of Independent Engineer] has caused this certificate to be duly executed.

Dated:

[Name of Independent Engineer]

By:
[Name]
[Position]

B-4-3

Annex 1
to Marketing Certificate

DETAILS OF SHIPMENTS, BUYERS, PAYMENT

[To be completed at time of delivery]

B-4-4

Annex 2
to Marketing Certificate

DESCRIPTION OF INDEPENDENT ENGINEER PROCEDURES

[To be completed at time of delivery]

B-4-5

Appendix B-5

to Completion Agreement

FORM OF LEGAL AND OTHER CONDITIONS CERTIFICATE

I, [Name of President], President of Minera San Cristóbal S.A. (the “Borrower”), hereby certify on behalf of the Borrower that, as of the date hereof:

(a)           No Default or Event of Default has occurred and is continuing.

(b)           Each of (i) the Mining Concessions is in full force and effect, and (ii) the Material Project Documents and Security Documents is in full force and effect in all material respects or, in the case of any Material Project Document no longer in effect, has been replaced in accordance with the Common Security Agreement with an agreement that is in full force and effect in all material respects.

(c)           The security interests required under the Common Security Agreement to be created after the Initial Disbursement Date and to be created and perfected on or prior to the Completion Date have been created and are perfected to the extent required under the Common Security Agreement and are in full force and effect in all material respects, subject only to the applicable qualifications and exceptions set forth in the opinions of counsel to the Borrower delivered on the Initial Disbursement Date.

(d)           All Government Approvals that are required for operation of the Project and the performance of the Financing Documents and the Material Project Documents have been obtained and are in full force and effect.

(e)           All insurance coverage required to be in full force and effect after the start-up of commercial production operations at the Project pursuant to Article V of the Common Security Agreement is in full force and effect and complies with the requirements of said Article V.

(f)            The Project is operating in accordance with prudent engineering and operating practices and standards.

(g)           Attached is a true copy of the legal opinion of Quintanilla & Soria Abogados, Bolivian counsel to the Borrower, dated the date hereof, confirming the matters set forth in paragraphs b(i), (c) and (d) above.

This is the certificate referred to in Section 2.01(e) of the Completion Agreement, dated as of December 1, 2005 among the Sponsor, the Technical Agent, the Administrative Agent and the Collateral Agent.  Capitalized terms used herein and in the annexes hereto, except as otherwise defined herein, shall have the meanings assigned to them in the Completion Agreement or the Common Security Agreement, dated as of December 1, 2005, among the Borrower and the other parties thereto, as the same may be amended from time to time (the “Common Security Agreement”).

* The named firm may be replaced by the Borrower with other counsel acceptable to the Administrative Agent.

B-5-1

IN WITNESS WHEREOF, I, [Name of President], on behalf of the Borrower have caused this certificate to be duly executed.

Dated:

MINERA SAN CRISTÓBAL S.A.

By:
Name:
Title: President

B-5-2

Appendix B-6

to Completion Agreement

FORM OF FINANCIAL CERTIFICATE

I, [Name of President], President of Minera San Cristóbal S.A. (the “Borrower”), hereby certify on behalf of the Borrower that, as of the date hereof:

(a)           Attached to this certificate as Annex 1 are copies of operating records and other documentation relating to production by and operation of the Project during the period referred to in paragraph (b). Such documentation accurately reflects, in all material respects, the production and operation of the Project during the period to which it relates.

(b)           For purposes of this certificate, the Completion Test Period started on [start date] and ended on [end date], both inclusive. The downtime hours during such period are identified in the Production Certificate delivered pursuant to clause (b) of Section 2.01 of the Completion Agreement. The Completion Test Period referred to below is the same as the Completion Test Period defined in and utilized for the purposes of such Production Certificate.

(c)           Based on:

(i)            the actual number of recovered zinc-equivalent pounds in Lead Concentrates, Zinc Concentrates and Bulk Concentrates produced by the Borrower during the Completion Test Period,

(ii)           the actual inputs (including all factors identified in the Initial Financial Model, such as power, fuel, labor, etc) utilized for such production during the Completion Test Period, and

(iii)          fixed unit prices for such inputs as set forth in the Initial Financial Model,

the nominal operating cost-per-pound of zinc equivalent produced by the Borrower during the Completion Test Period (at such fixed unit prices) did not exceed 110% of the forecast operating cost-per-pound of zinc equivalent set forth in the Initial Financial Model.  Annex 2 to this Certificate describes the methodology for updating the inputs into the Financial Model for the purpose of calculating this test; and “zinc equivalent” shall mean zinc metal contained in Zinc Concentrates, value of lead contained in Lead Concentrates, the value of lead and zinc contained in Bulk Concentrates and the value of silver contained in all three concentrates, as computed in the manner described in Annex 3 to the Production Certificate.

(d)  As of the date of this Certificate, (i) the credit balance of the Debt Service Reserve Account is $                      , which is not less than the minimum balance of $                       specified for Completion in Section 4.06 of the Common Security Agreement, and (ii) the credit balance of the Operating Reserve Account is $                        , which is not less than the minimum balance of $                       specified for Completion in Section 4.07 of the Common Security Agreement.

B-6-1

This is the certificate referred to in Section 2.01(f) of the Completion Agreement, dated as of December 1, 2005 among the Sponsor, the Technical Agent, the Administrative Agent and the Collateral Agent.  Capitalized terms used herein and in the annexes hereto, except as otherwise defined herein, shall have the meanings assigned to them in the Completion Agreement or the Common Security Agreement, dated as of December 1, 2005, among the Borrower and the other parties thereto, as the same may be amended from time to time (the “Common Security Agreement”).

B-6-2

IN WITNESS WHEREOF, I, [Name of President], on behalf of the Borrower have caused this certificate to be duly executed.

Dated:

MINERA SAN CRISTÓBAL S.A.

By:
Name:
Title: President

B-6-3

[Name of Independent Engineer], a                                organized under the laws of                           , has performed such inspections, observations, analyses and other procedures which we have, in our reasonable judgment, deemed necessary for purposes of this certificate.  Such procedures, and the names of our employees or agents who performed them, are described in Annex 3 to this Financial Certificate.

Based on such procedures, we hereby certify that we have no reason to believe that each of the certifications of the Borrower set forth in paragraph (c) above is not true and correct in all material respects as of the date hereof.

IN WITNESS WHEREOF, [Name of senior officer of Independent Engineer] has caused this certificate to be duly executed.

Dated:

[Name of Independent Engineer]

By:
[Name]
[Position]

B-6-4

Annex 1
to Financial Certificate

OPERATING RECORDS

[Attach copies of operating records and other data and documentation relating to San Cristobal Project production and operations during relevant period, including data demonstrating compliance with the certifications set forth in paragraph (c) of the Financial Certificate.]

B-6-5

Annex 2
to Financial Certificate

METHODOLOGY FOR CALCULATION OF THE UNIT COST TEST

The Unit Cost US$/lb Zn shall be calculated according to the following procedure:

•                                          The values describing the Borrower’s performance contained in the Initial Financial Model on sheet,                    will be updated, with the participation and concurrence of the Independent Engineer, based on annualized results obtained over the Completion Test Period.

•                                          The performance values to be updated will be based on an audit of mine and mill production records and G&A records, including operating fixed and variable consumption items, for the Completion Test Period.  The Independent Engineer will work with Borrower budgeting personnel at the project site, and with the Sponsor and Borrower modelling personnel to verify and concur with performance values and effects to be input.

•                                          Costs are to be obtained from the regular reports submitted (or to be submitted) by the Borrower including all onsite cash costs of the Borrower (mining through in-country concentrate transportation and placing in storage at the port), any cash environmental expenditures and the general administrative cash costs of the Borrower’s offices at the minesite and in Bolivia but excluding any costs of loading concentrates on-board ships, concentrate transportation and insurance costs from port to customers and all treatment and refining charges.

•                                          Cash costs are also to be determined net of (i) any VAT, except to the extent that such VAT (A) were not recoverable by the Borrower in accordance with the rates and regulations in effect at the time incurred and (B) would not have been recoverable by the Borrower under the rules and regulations in effect at the Closing Date and (ii) any costs which were capitalized by the Borrower in accordance with US GAAP. Annex 3

B-6-6

Annex 3
to Financial Certificate

DESCRIPTION OF INDEPENDENT ENGINEER PROCEDURES

[To be completed at time of delivery]

B-6-7

Appendix C

to Completion Agreement

SPONSOR BUDGET

C-1